Exhibit 99.1

PEBBLEBROOK HOTEL TRUST REPORTS SECOND QUARTER 2023 RESULTS

Q2 FINANCIAL HIGHLIGHTS
▪Net income: $46.2 million
▪Same-Property Total RevPAR(1) increased 0.6% vs. 2022, with urban markets up 6.0%, leading the portfolio’s growth
▪Same-Property EBITDA of $110.7 million, in line with our previous Q2 Outlook
▪Adjusted EBITDAre(1) of $116.2 million and Adjusted FFO(1) per diluted share of $0.62, both exceeded our Q2 Outlook
▪Repurchased 3.6 million common shares for $50.0 million during the quarter

HOTEL OPERATING TRENDS
▪ Business demand, both group and transient, continues to recover; strong occupancy gains in San Francisco, Los Angeles, Washington DC, Chicago, and Portland
▪ Group revenue pace for the second half of 2023 is ahead a robust 18.5% over the same period in 2022, with ADR ahead by 7.3%
▪ Leisure demand continues to be healthy, with weekend occupancy ahead of the same period in 2022, but with moderating room rates and less demand for suite and premium room upgrades, unusually cold and wet weather in April through early June negatively impacted weekend demand at the Company’s west coast hotels and resorts

PORTFOLIO UPDATES & REPOSITIONINGS
▪ During the quarter, $97.0 million of property sales were completed, including Hotel Monaco Seattle ($63.3 million) and Hotel Vintage Seattle ($33.7 million)
▪ Invested $52.5 million in capital improvements during the quarter, including major repositioning projects at Viceroy Santa Monica Hotel, Hilton San Diego Gaslamp Quarter, Jekyll Island Club Resort, Estancia La Jolla Hotel & Spa, and the conversion of Hotel Solamar into Margaritaville Hotel San Diego Gaslamp Quarter

Q3 2023 OUTLOOK	▪ Net income: $14.6 to $20.6 million ▪ Same-Property RevPAR(1) vs. 2022: (2.0%) to +1.0% ▪ Adjusted EBITDAre(1): $110.0 to $116.0 million ▪ Adjusted FFO(1) per diluted share: $0.56 to $0.61
(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“
Adjusted EBITDAre and Adjusted FFO exceeded our Outlook in the second quarter. The sustained recovery in demand within our urban markets was predominantly driven by recovering business travel, both group and transient, along with recovering leisure travelers returning to the cities for concerts, events and other activities. This largely offset moderating leisure room rates and premium room and suite purchases by the leisure customer at our resorts. In addition, displaced business from our repositioning projects during the quarter reduced hotel EBITDA by $6.5 million, or $1.0 million more than expected.

“As part of our strategic capital reallocation efforts, we completed the successful divestment of our two properties in Seattle, bringing total gross proceeds from sales this year to $232.3 million. Proceeds generated from our sales to date, after transaction costs, have been allocated towards reducing our net debt and repurchasing our common shares at a significant discount compared to the private market value of our portfolio. These strategic initiatives attest to our commitment to bolstering shareholder value while maintaining liquidity and a prudently leveraged balance sheet.”

-Jon E. Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust

Second Quarter and Year-to-Date Highlights

	Second Quarter			Six Months Ended June 30,
Same-Property and Corporate Highlights	2023	2022	Variance	2023	2022	Variance
	($ in millions except per share and RevPAR data)

Net income (loss)	$46.2	$28.8	60.4%	$24.1	($71.4)	NM

Same-Property Room Revenues(1)	$240.9	$240.9	0.0%	$426.5	$397.5	7.3%
Same-Property Total Revenues(1)	$367.5	$364.9	0.7%	$657.2	$599.0	9.7%
Same-Property Total Expenses(1)	$256.8	$237.8	8.0%	$487.2	$424.6	14.8%
Same-Property EBITDA(1)	$110.7	$127.2	(12.9%)	$170.0	$174.4	(2.6%)

Adjusted EBITDAre(1)	$116.2	$128.8	(9.7%)	$177.0	$175.2	1.0%
Adjusted FFO(1)	$75.7	$95.0	(20.3%)	$98.1	$109.0	(10.0%)
Adjusted FFO per diluted share(1)	$0.62	$0.72	(13.9%)	$0.79	$0.83	(4.8%)

	2023 Monthly Results
Same-Property Portfolio Highlights(2)	Jan	Feb	Mar	Apr	May	Jun
	($ in millions except ADR and RevPAR data)

Occupancy	47%	60%	67%	71%	72%	77%
ADR	$287	$293	$303	$308	$303	$312
RevPAR	$136	$175	$202	$219	$216	$241
Total Revenues	$80.8	$93.0	$115.9	$116.9	$122.2	$128.4
Total Revenues growth rate (‘23 vs. ‘22)	59%	20%	10%	1%	3%	(1%)
Hotel EBITDA	$6.0	$18.7	$34.6	$34.6	$37.3	$38.8

                   NM = Not Meaningful

(1)See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

Adjusted EBITDAre, Adjusted FFO and Adjusted FFO per share exclude the amortization of share-based compensation expense. Historical and comparable period results of such non-GAAP financial measures have been adjusted to reflect the exclusion.

(2)Includes information for all the hotels the Company owned as of June 30, 2023, except for the following:
▪1 Hotel San Francisco (excluded from Jan – Jun)
•LaPlaya Beach Resort & Club (excluded from Jan – Jun)
•Hotel Monaco Seattle (included in Jan – Mar, but excluded from Apr – Jun)
•Hotel Vintage Seattle (included in Jan – Mar, but excluded from Apr – Jun)
•Westin Michigan Avenue Retail Parcel (included in Jan – Mar, but excluded from Apr – Jun)

“Our urban hotels led the portfolio growth this quarter, with same-property occupancy rising 6.6%,” said Mr. Bortz. “This is a very positive sign and highlights that the recovery of our portfolio is progressing steadily, as business travel continues to make its way back to pre-pandemic levels. We believe this year-over-year growth would have been even higher, if not for the omicron-related rebookings from last year’s first quarter to the second quarter of 2022. This created a tougher comparison to the second quarter of 2022. We expect business travel to continue to improve in the second half of the year, led by group demand which is pacing ahead by 18.5% in group revenue for the second half of this year as compared to last year’s second half. Weekend demand also improved for our portfolio during the second quarter, at both our resorts and urban hotels. This demonstrates that leisure customers are still traveling, despite any macroeconomic concerns.”

Update on Impact from Hurricane Ian
The Company made significant progress restoring and reopening the 189-room LaPlaya Beach Resort & Club (“LaPlaya”) in Naples, Florida. The resort’s Bay Tower (40 rooms) and Gulf Tower (70 rooms) are now substantially restored and both are fully operational, with additional resort services and amenities progressively coming online. The Beach House (79 rooms), with its full-service spa and fitness center, is expected to be substantially completed and returned to service by the end of 2023.

Pebblebrook anticipates that all operational disruption will be covered under its business interruption and property insurance programs, net of deductibles. A preliminary business interruption settlement of $14.0 million was recorded in Q2 related to lost income from Q1 2023. The Company anticipates an additional preliminary business interruption settlement of approximately $10.5 million to be approved in Q3 2023 relating to lost business from Q2 2023. Pebblebrook expects to record additional business interruption settlements in 2023 as these are determined and finalized with its insurance providers.
Update on Strategic Dispositions
The Company completed two property dispositions during the quarter, generating $97.0 million in gross sales proceeds. This included the sales of Hotel Monaco Seattle (189 rooms) for $63.3 million and Hotel Vintage Seattle (125 rooms) for $33.7 million. Year to date, the Company has completed $232.3 million of property dispositions. Net proceeds from the Company’s dispositions are being used for general corporate purposes, including reducing the Company’s outstanding net debt and repurchasing common and preferred shares to further strengthen the Company’s balance sheet and enhance shareholder value.
Common Share Repurchases
In Q2 2023, the Company repurchased 3.6 million common shares at an average price of $13.97 per share. Since the start of our share repurchase initiatives in October 2022, the Company has repurchased over 11 million common shares, or approximately 8% of the Company’s outstanding common shares, at an average price of $14.51 per share, representing an approximate 50% discount to the midpoint of the Company’s most recently published Net Asset Value (“NAV”).
Capital Investments and Strategic Property Redevelopments
The Company made significant progress on its capital improvement program in the second quarter, completing $52.5 million of investments across its portfolio, which excludes capital expenditures related to the repair and remediation of LaPlaya. This includes the redevelopment and repositioning of Viceroy Santa Monica Hotel, Jekyll Island Club Resort, Estancia La Jolla Hotel & Spa, Hilton San Diego Gaslamp Quarter, and the redevelopment and upcoming reflagging of Hotel Solamar as Margaritaville Hotel San Diego Gaslamp Quarter. The Company’s second quarter 2023 RevPAR growth would have been 180 basis points higher by excluding the impact of these five properties on the portfolio.

The renovation of the four guesthouses (50 rooms/suites) at Southernmost Beach Resort in Key West, FL began this month, and the comprehensive redevelopment and repositioning of Newport Harbor Island Resort is slated to begin in the fourth quarter, with completion expected in Q2 2024.

For 2023, the Company expects to invest $145 to $155 million in capital improvements, which excludes capital expenditures related to the repair and remediation of LaPlaya. Since 2018, the Company has reinvested approximately $660 million into redeveloping its assets, including $325 million of ROI-generating investments. These ROI investments are expected to generate a healthy return on investment in line with the Company’s previous redevelopment and repositioning projects. By early 2024, substantially all of the Company’s properties will have been recently renovated, and future capital investments and repositionings are expected to be substantially reduced.
Balance Sheet and Liquidity
As of June 30, 2023, the Company had $823.7 million in liquidity, consisting of $186.3 million in cash, cash equivalents, and restricted cash, plus $637.4 million of undrawn availability on its senior unsecured revolving credit facility.

The Company's $2.4 billion of consolidated debt and convertible notes is well-structured, with an effective weighted-average interest rate of 4.3%. The majority of the debt and convertible notes, or 78%, is at an effective weighted average fixed interest rate of 3.4%, which mitigates the exposure to rising interest rates. The remaining 22% of the Company’s debt is at a floating interest rate of 7.5%. In addition, approximately 91% of the Company’s outstanding debt is unsecured, and the weighted-average maturity is 2.8 years. The Company has no meaningful debt maturities until Q4 2024.

Common and Preferred Dividends
On June 15, 2023, the Company declared a quarterly cash dividend of $0.01 per share on its common shares and a regular quarterly cash dividend for the following preferred shares of beneficial interest.
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a curated collection of experientially focused small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook and several industry-leading independent lifestyle hotel operators. Curator has 101 member hotels and 108 master service agreements with preferred vendor partners. These agreements provide Curator member hotels with preferred pricing, enhanced operating terms, and early access to curated new technologies. Curator's mission is to help independent lifestyle hotels and resorts achieve their full potential by providing them with the resources and support they need to compete with larger brands and operators while remaining independent.
Q3 2023 Outlook
Based on current trends and assuming no material disruptions to travel caused by pandemics or worsening macro-economic conditions, the Company’s outlook for Q3 2023 is as follows:

	Q3 2023 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income	$14.6	$20.6

Adjusted EBITDAre	$110.0	$116.0

Adjusted FFO	$68.0	$74.0
Adjusted FFO per diluted share	$0.56	$0.61

This Q3 2023 Outlook is based, in part, on the following estimates and assumptions:

Same-Property RevPAR	$232	$239
Same-Property RevPAR variance vs. 2022	(2.0%)	1.0%

Same-Property EBITDA	$109.5	$115.5
Same-Property EBITDA variance vs. 2022	(11.0%)	(6.1%)

This outlook incorporates the Company’s best estimate at this time ($0.5 million of Same-Property EBITDA) of the negative impact of the Writers and Screen Actors Guild strikes in Los Angeles, which is negatively impacting business demand at the Company’s hotels in Los Angeles. It also incorporates a $1.0 million negative impact to Same-Property EBITDA from the completion of our redevelopment projects.

The third quarter outlook assumes an estimated $10.5 million for an additional preliminary business interruption settlement at LaPlaya relating to lost income from the second quarter of 2023. This amount affects the Company’s Adjusted EBITDAre, Adjusted FFO, and net income.

Second Quarter 2023 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Friday, July 28, 2023, at 9:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. A live webcast of the conference call will also be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 47 hotels and resorts, totaling approximately 12,200 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; statements regarding expectations of hotel dispositions and use of proceeds; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of July 27, 2023. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$5,714,316	$5,874,876
Hotels held for sale	—	44,861
Cash and cash equivalents	175,551	41,040
Restricted cash	10,740	11,229
Hotel receivables (net of allowance for doubtful accounts of $372 and $431, respectively)	51,581	45,258
Prepaid expenses and other assets	121,178	116,276
Total assets	$6,073,366	$6,133,540

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	1,373,532	1,372,057
Convertible senior notes, net of unamortized debt premium and discount and deferred financing costs	746,794	746,326
Senior unsecured notes, net of unamortized deferred financing costs	49,960	49,920
Mortgage loans, net of unamortized debt discount and deferred financing costs	218,497	218,990
Accounts payable, accrued expenses and other liabilities	258,454	250,518
Lease liabilities - operating leases	320,519	320,402
Deferred revenues	81,262	73,603
Accrued interest	8,086	4,535
Liabilities related to hotels held for sale	—	428
Distribution payable	12,150	12,218
Total liabilities	3,069,254	3,048,997
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $715,000 at June 30, 2023 and December 31, 2022), 100,000,000 shares authorized; 28,600,000 shares issued and outstanding at June 30, 2023 and December 31, 2022	286	286
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 120,057,744 shares issued and outstanding at June 30, 2023 and 126,345,293 shares issued and outstanding at December 31, 2022	1,201	1,263
Additional paid-in capital	4,094,680	4,182,359
Accumulated other comprehensive income (loss)	43,956	35,724
Distributions in excess of retained earnings	(1,225,748)	(1,223,117)
Total shareholders' equity	2,914,375	2,996,515
Non-controlling interests	89,737	88,028
Total equity	3,004,112	3,084,543
Total liabilities and equity	$6,073,366	$6,133,540

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Revenues:
Room	$250,934	$261,394	$447,308	$430,026
Food and beverage	93,748	100,724	169,511	163,148
Other operating	39,661	35,406	73,243	62,418
Total revenues	$384,343	$397,524	$690,062	$655,592

Expenses:
Hotel operating expenses:
Room	$64,690	$58,002	$121,114	$100,465
Food and beverage	68,985	64,513	127,657	110,563
Other direct and indirect	112,354	105,881	211,568	191,728
Total hotel operating expenses	246,029	228,396	460,339	402,756
Depreciation and amortization	57,957	60,274	116,326	119,374
Real estate taxes, personal property taxes, property insurance, and ground rent	29,571	33,020	58,475	63,477
General and administrative	11,202	9,686	21,190	19,394
Impairment	—	12,271	—	73,254
(Gain) loss on sale of hotel properties	(23,584)	—	(30,219)	—
Business interruption insurance income	(14,015)	—	(22,104)
Other operating expenses	2,377	1,933	6,047	3,056
Total operating expenses	309,537	345,580	610,054	681,311
Operating income (loss)	74,806	51,944	80,008	(25,719)
Interest expense	(29,544)	(23,161)	(56,974)	(45,733)
Other	952	14	1,135	33
Income (loss) before income taxes	46,214	28,797	24,169	(71,419)
Income tax (expense) benefit	(31)	—	(31)	—
Net income (loss)	46,183	28,797	24,138	(71,419)
Net income (loss) attributable to non-controlling interests	1,458	808	2,341	122
Net income (loss) attributable to the Company	44,725	27,989	21,797	(71,541)
Distributions to preferred shareholders	(10,987)	(11,343)	(21,975)	(22,687)
Net income (loss) attributable to common shareholders	$33,738	$16,646	$(178)	$(94,228)

Net income (loss) per share available to common shareholders, basic	$0.27	$0.13	$0.00	$(0.72)
Net income (loss) per share available to common shareholders, diluted	$0.24	$0.12	$0.00	$(0.72)

Weighted-average number of common shares, basic	121,696,400	130,904,876	123,581,926	130,904,589
Weighted-average number of common shares, diluted	151,238,955	160,720,239	123,581,926	130,904,589

Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted FFO and Adjusted EBITDAre because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO and Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Non-cash interest expense, one-time operation suspension expenses, early extinguishment of debt, amortization of share-based compensation expense, issuance costs of redeemed preferred shares, and hurricane-related repairs costs: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses, amortization of share-based compensation expense, and hurricane-related costs: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO and Adjusted EBITDAre as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Net income (loss)	$46,183	$28,797	$24,138	$(71,419)
Adjustments:
Real estate depreciation and amortization	57,871	60,185	116,155	119,195
Gain on sale of hotel properties	(23,584)	—	(30,219)	—
Impairment loss	—	12,271	—	73,254
FFO	$80,470	$101,253	$110,074	$121,030
Distribution to preferred shareholders and unit holders	(12,151)	(11,991)	(24,303)	(23,335)
FFO available to common share and unit holders	$68,319	$89,262	$85,771	$97,695
Transaction costs	257	137	310	152
Non-cash ground rent	1,905	1,937	3,811	3,875
Management/franchise contract transition costs	99	126	211	389
Interest expense adjustment for acquired liabilities	543	764	1,084	1,486
Finance lease adjustment	736	725	1,470	1,447
Non-cash amortization of acquired intangibles	(482)	(542)	(4,531)	(1,084)
Non-cash interest expense	—	—	—	49
Amortization of share-based compensation expense	3,032	2,619	5,911	4,974
Hurricane-related costs	1,282	—	4,067	—
Adjusted FFO available to common share and unit holders	$75,691	$95,028	$98,104	$108,983

FFO per common share - basic	$0.56	$0.68	$0.69	$0.74
FFO per common share - diluted	$0.56	$0.68	$0.69	$0.74
Adjusted FFO per common share - basic	$0.62	$0.72	$0.79	$0.83
Adjusted FFO per common share - diluted	$0.62	$0.72	$0.79	$0.83

Weighted-average number of basic common shares and units	122,704,780	131,781,980	124,590,306	131,781,693
Weighted-average number of fully diluted common shares and units	122,806,160	132,156,168	124,590,306	131,781,693

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Net income (loss)	$46,183	$28,797	$24,138	$(71,419)
Adjustments:
Interest expense	29,544	23,161	56,974	45,733
Income tax expense (benefit)	31	—	31	—
Depreciation and amortization	57,957	60,274	116,326	119,374
EBITDA	$133,715	$112,232	$197,469	$93,688
Gain on sale of hotel properties	(23,584)	—	(30,219)	—
Impairment loss	—	12,271	—	73,254
EBITDAre	$110,131	$124,503	$167,250	$166,942
Transaction costs	257	137	310	152
Non-cash ground rent	1,905	1,937	3,811	3,875
Management/franchise contract transition costs	99	126	211	389
Non-cash amortization of acquired intangibles	(482)	(542)	(4,531)	(1,084)
Amortization of share-based compensation expense	3,032	2,619	5,911	4,974
Hurricane-related costs	1,282	—	4,067	—
Adjusted EBITDAre	$116,224	$128,780	$177,029	$175,248

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures.

Pebblebrook Hotel Trust
Reconciliation of Q3 2023 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending September 30, 2023
	Low	High

Net income (loss)	$15	$21
Adjustments:
Real estate depreciation and amortization	59	59
(Gain) loss on sale of hotel properties	—	—
Impairment loss	—	—
FFO	$74	$80
Distribution to preferred shareholders and unit holders	(12)	(12)
FFO available to common share and unit holders	$62	$68
Non-cash ground rent	2	2
Amortization of share-based compensation expense	3	3
Other	1	1
Adjusted FFO available to common share and unit holders	$68	$74

FFO per common share - diluted	$0.51	$0.56
Adjusted FFO per common share - diluted	$0.56	$0.61

Weighted-average number of fully diluted common shares and units	121.5	121.5

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q3 2023 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending September 30, 2023
	Low	High

Net income (loss)	$15	$21
Adjustments:
Interest expense and income tax expense	31	31
Depreciation and amortization	59	59
EBITDA	$105	$111
(Gain) loss on sale of hotel properties	—	—
Impairment loss	—	—
EBITDAre	$105	$111
Non-cash ground rent	2	2
Amortization of share-based compensation expense	3	3
Other	—	—
Adjusted EBITDAre	$110	$116

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Same-Property Occupancy	73.2%	70.0%	65.5%	59.2%
2023 vs. 2022 Increase/(Decrease)	4.6%		10.8%

Same-Property ADR	$307.64	$322.05	$302.02	$311.82
2023 vs. 2022 Increase/(Decrease)	(4.5%)		(3.1%)

Same-Property RevPAR	$225.25	$225.36	$197.95	$184.53
2023 vs. 2022 Increase/(Decrease)	0.0%		7.3%

Same-Property Total RevPAR	$343.66	$341.45	$305.00	$278.09
2023 vs. 2022 Increase/(Decrease)	0.6%		9.7%

Notes:
The schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2023, except for the following:

     •    Q2 Same-Property Exclusions: 1 Hotel San Francisco, LaPlaya Beach Resort & Club, Hotel Monaco Seattle (sold),
                                                              Hotel Vintage Seattle (sold), Westin Michigan Avenue Retail Parcel (sold)

The schedule of hotel results for the sixth months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2023, except for the following:

     •    Q1 Same-Property Exclusions: 1 Hotel San Francisco, LaPlaya Beach Resort & Club
     •    Q2 Same-Property Exclusions: 1 Hotel San Francisco, LaPlaya Beach Resort & Club, Hotel Monaco Seattle (sold),
                                                              Hotel Vintage Seattle (sold), Westin Michigan Avenue Retail Parcel (sold)

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended June 30,	Six months ended June 30,
	2023	2023
Same-Property RevPAR variance to 2022:
Washington DC	23.4%	49.6%
San Francisco	5.3%	37.6%
Chicago	19.1%	25.9%
Portland	5.1%	15.4%
Los Angeles	8.8%	11.6%
Boston	0.9%	3.7%
San Diego	(8.9%)	2.2%
Other	(14.7%)	(10.2%)
Southern Florida/Georgia	(13.4%)	(10.2%)
Urban	5.0%	14.9%
Resorts	(10.9%)	(6.3%)

Notes:
The schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2023, except for the following:

     •    Q2 Same-Property Exclusions: 1 Hotel San Francisco, LaPlaya Beach Resort & Club,
                                                         Hotel Monaco Seattle (sold), Hotel Vintage Seattle (sold)

The schedule of hotel results for the sixth months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2023, except for the following:

     •    Q1 Same-Property Exclusions: 1 Hotel San Francisco, LaPlaya Beach Resort & Club
     •    Q2 Same-Property Exclusions: 1 Hotel San Francisco, LaPlaya Beach Resort & Club,
                                                         Hotel Monaco Seattle (sold), Hotel Vintage Seattle (sold)

"Other" includes Newport, RI and Santa Cruz, CA.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Same-Property Revenues:
Room	$240,876	$240,859	$426,535	$397,506
Food and beverage	89,469	92,978	161,974	146,296
Other	37,155	31,098	68,710	55,229
Total hotel revenues	367,500	364,935	657,219	599,031

Same-Property Expenses:
Room	$61,693	$53,803	$115,134	$93,682
Food and beverage	63,866	59,433	118,978	100,342
Other direct	8,094	7,551	15,665	13,822
General and administrative	29,569	27,650	56,249	48,972
Information and telecommunication systems	5,019	4,183	9,997	8,312
Sales and marketing	26,666	22,271	50,650	40,025
Management fees	10,734	11,436	18,797	18,839
Property operations and maintenance	13,229	11,389	25,834	22,169
Energy and utilities	9,593	8,820	20,089	17,691
Property taxes	14,291	17,760	29,468	36,116
Other fixed expenses	14,045	13,484	26,385	24,614
Total hotel expenses	256,799	237,780	487,246	424,584

Same-Property EBITDA	$110,701	$127,155	$169,973	$174,447

Same-Property EBITDA Margin	30.1%	34.8%	25.9%	29.1%

Notes:
The schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2023, except for the following:

     •    Q2 Same-Property Exclusions: 1 Hotel San Francisco, LaPlaya Beach Resort & Club, Hotel Monaco Seattle (sold),
                                                         Hotel Vintage Seattle (sold), Westin Michigan Avenue Retail Parcel (sold)

The schedule of hotel results for the sixth months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2023, except for the following:

     •    Q1 Same-Property Exclusions: 1 Hotel San Francisco, LaPlaya Beach Resort & Club
     •    Q2 Same-Property Exclusions: 1 Hotel San Francisco, LaPlaya Beach Resort & Club, Hotel Monaco Seattle (sold),
                                                           Hotel Vintage Seattle (sold), Westin Michigan Avenue Retail Parcel (sold)

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	74%	86%	86%	77%	81%
ADR	$251	$274	$272	$250	$262
RevPAR	$186	$236	$234	$192	$212

Hotel Revenues	$300.9	$382.7	$380.5	$325.4	$1,389.4
Hotel EBITDA	$76.7	$135.7	$130.1	$87.3	$429.8
Hotel EBITDA Margin	25.5%	35.5%	34.2%	26.8%	30.9%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2022	2022	2022	2022	2022

Occupancy	48%	69%	73%	60%	63%
ADR	$300	$323	$325	$295	$312
RevPAR	$144	$222	$237	$178	$196

Hotel Revenues	$231.6	$366.3	$388.0	$308.1	$1,294.0
Hotel EBITDA	$46.1	$125.5	$123.0	$63.2	$357.9
Hotel EBITDA Margin	19.9%	34.3%	31.7%	20.5%	27.7%

	First Quarter	Second Quarter
	2023	2023

Occupancy	58%	73%
ADR	$301	$311
RevPAR	$176	$227

Hotel Revenues	$294.1	$377.4
Hotel EBITDA	$60.4	$112.1
Hotel EBITDA Margin	20.5%	29.7%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of June 30, 2023, as if they were owned as of January 1, 2019, except for LaPlaya Beach Resort & Club which is excluded from all time periods due to the closure from Hurricane Ian. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2023 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Hotel Monaco Seattle	X
Hotel Vintage Seattle	X
LaPlaya Beach Resort & Club
1 Hotel San Francisco			X	X
The Westin Michigan Avenue Chicago - Retail Parcel	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's second quarter Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of June 30, 2023, except for the following:
     - 1 Hotel San Francisco
     - LaPlaya Beach Resort & Club
     - Hotel Monaco Seattle (sold)
     - Hotel Vintage Seattle (sold)
     - Westin Michigan Avenue Retail Parcel (sold)

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the third quarter of 2023 include all of the hotels the Company owned as of June 30, 2023, except for the following:
     - LaPlaya Beach Resort & Club

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.